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                                    FORM 8-K
                                 CURRENT REPORT



                       SECURITIES AND EXCHANGE COMMISSION
                             WASHINGTON, D.C. 20549



         Date of Report (Date of earliest event reported): July 1, 1998



                          RELIANCE STEEL & ALUMINUM CO.
             ------------------------------------------------------
             (Exact name of registrant as specified in its charter)




           California                     001-13122              95-1142616
------------------------------          ------------        -------------------
(State or other jurisdiction of          (Commission          (I.R.S. Employer
 incorporation or organization)          File Number)        Identification No.)




                              2550 East 25th Street
                          Los Angeles, California 90058
         --------------------------------------------------------------
                    (Address of principal executive offices)



                                 (213) 582-2272
         --------------------------------------------------------------
                               (Telephone number)



                                       N/A
         --------------------------------------------------------------
         (Former name or former address, if changed since last report.)


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ITEM 5. OTHER EVENTS

        Effective July 1, 1998, the Registrant acquired all of the outstanding capital stock of Chatham Steel Corporation, a Georgia corporation, ("Chatham"). Chatham is a metals service center company, with facilities in Savannah, Georgia; Columbia, South Carolina; Durham, North Carolina; Orlando, Florida; Jacksonville, Florida and Birmingham, Alabama. Revenues of Chatham for the fiscal year ended December 31, 1997 were approximately $166 million. The Registrant paid $68 million in cash, a portion of which will be retained in escrow, and repaid outstanding debt of Chatham in the amount of approximately $30.2 million. To pay the purchase price, the Registrant drew down on its syndicated revolving line of credit with five banks of which Bank of America N.T. & S.A. is the lead lender.

        The purchase price was determined by negotiation with the sellers. The Registrant intends to operate Chatham as a wholly owned subsidiary of the Registrant. Chatham will continue to engage in the metals service center business at the same locations as prior to the acquisition.

ITEM 7. FINANCIAL STATEMENTS, PRO FORMA FINANCIAL INFORMATION AND EXHIBITS.

        (a) Financial Statements of Businesses Acquired. No financial statements are required to be filed under applicable rules.

        (b) Pro Forma Financial Information. No pro forma financial information is required under applicable rules.

        (c)     Exhibits.

                2.1 Stock Purchase Agreement dated June 4, 1998 among the stockholders of Chatham Steel Corporation and the Registrant

                20.1    Press release dated June 24, 1998

                20.2    Press release dated July 7, 1998



                                   SIGNATURES

        Pursuant to the requirements of the Securities Exchange Act of 1934, as amended, the Registrant has duly caused this Report to be signed on its behalf by the undersigned hereunto duly authorized.

                                       RELIANCE STEEL & ALUMINUM CO.



Dated:  July 8, 1998                   By:/s/ Steven S. Weis
                                          --------------------------------------
                                          Steven S. Weis
                                          Chief Financial Officer


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                                  EXHIBIT INDEX


2.1 Stock Purchase Agreement dated June 4, 1998 among the stockholders of Chatham Steel Corporation and the Registrant

20.1    Press release dated June 24, 1998

20.2    Press release dated July 7, 1998


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